                              AMENDED AND RESTATED

                       VOLUNTEER CAPITAL CORPORATION 1982

                          EMPLOYEE STOCK PURCHASE PLAN


                        EFFECTIVE DATE: JANUARY 1, 1996
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                                   ARTICLE I
                                  INTRODUCTION


1.1      ESTABLISHMENT OF PLAN

         Winners Corporation originally adopted the Winners Corporation 1982 Employee Stock Purchase Plan as Amended for the benefit of its eligible employees. In 1989, the name of Winners Corporation was changed to "Volunteer Capital Corporation". Volunteer Capital Corporation, a Tennessee corporation ("VCC") with principal offices located in Nashville, Tennessee, desires to amend and restate the Winners Corporation 1982 Employee Stock Purchase Plan as Amended, effective on January 1, 1996, to change the name of the plan to be the "Volunteer Capital Corporation 1982 Employee Stock Purchase Plan" (the "Plan"), to allow participants to make one lump sum contribution during each quarterly period, to include tips in determining the maximum contribution, to increase to 20 percent the percentage of monthly pay which can be contributed and to make other technical changes.

1.2      PURPOSE

         The purpose of this Plan is to provide an opportunity for eligible employees of the Employer to become shareholders in Volunteer Capital Corporation. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and shareholders.

1.3      QUALIFICATION

         This Plan is intended to continue to be an employee stock purchase plan which qualifies for favorable Federal income tax treatment under Section 423 of the Code.

1.4      RULE 16B-3 COMPLIANCE

         This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.


                                   ARTICLE II
                                  DEFINITIONS

         As used herein, the following words and phrases shall have the meanings specified below:

2.1      Board of Directors: The Board of Directors of Volunteer Capital
         Corporation.





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2.2      Closing Market Price: The closing price of the Stock as reported in the consolidated trading of the New York Stock Exchange listed securities; provided that if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on the New York Stock Exchange, the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

2.3      Code: The Internal Revenue Code of 1986, as amended from time to time.

2.4 Commencement Date: The first day of each Option Period (January 1, April 1, July 1 and October 1).

2.5 Contribution Account: The account established on behalf of a Participant to which shall be credited the amount of the Participant's contribution, pursuant to Article V.

2.6 Effective Date: The effective date of this amended and restated Plan is January 1, 1996.

2.7      Employee: Each employee of an Employer except:

         (i) any employee whose customary employment is twenty (20) hours per week or less, or

         (ii) any employee whose customary employment is for not more than five months in any calendar year.

2.8 Employer: Volunteer Capital Corporation and any corporation which is a Subsidiary of Volunteer Capital Corporation (except for a Subsidiary which by resolutions of the Board of Directors is expressly prohibited from becoming a participating Employer). The term "Employer" shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided such corporation does not affirmatively disavow this Plan.

2.9 Exercise Date: The last trading date of each Option Period on the New York Stock Exchange.

2.10 Exercise Price: The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.

2.11 Five-Percent Shareholder: An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of VCC or any Subsidiary thereof. In determining this five percent test, shares of stock which the Employee may purchase under outstanding options, as well as stock attributed to the Employee under
         Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but





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         shares of stock which may be issued under options shall not be counted in the total of outstanding shares in the denominator.

2.12 Grant Date: The first trading date of each Option Period on the New York Stock Exchange.

2.13 Minimum Issue Price: The book value of the Stock on the first day of the Option Period.

2.14 Normal Monthly Pay: For purposes of determining the maximum amount of a Participant's contributions for an Option Period, Normal Monthly Pay shall mean:

         (i) for hourly paid Employees, an amount computed based on the Participant's hourly base pay as of the December 1, March 1, June 1 or September 1 immediately preceding the Option Period and the monthly average of his regularly scheduled hours of work for the six-month period ending on the December 31, March 31, June 30 or September 30 immediately preceding the Option Period,

         (ii) for salaried Employees, an amount computed based on the average of the sum of the Participant's regular monthly base pay as of the six-month period ending on the December 31, March 31, June 30 or September 30 immediately preceding the Option Period, and

         (iii) for any Employee who receives tip income, Normal Monthly Pay shall include the average of the sum of his reported tips for the six-month period ending thirty (30) days prior to the Option Period.

         Normal Monthly Pay shall be determined before subtracting any of the Participant's contributions to a qualified plan with a salary reduction arrangement under Section 401(k) of the Code or to a cafeteria plan under Section 125 of the Code.

2.15 Option Period: Successive periods of three (3) months (i) commencing on January 1 and ending on March 31, (ii) commencing on April 1 and ending on June 30, (iii) commencing on July 1 and ending on September 30 and (iv) commencing on October 1 and ending on December 31.

2.16 Participant: Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.

2.17     Plan: Volunteer Capital Corporation 1982 Employee Stock Purchase Plan.

2.18 Plan Administrator: The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan. The committee shall be the Compensation Committee of the Board of Directors.





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2.19     Plan Year: The twelve-month period commencing on January 1 and ending on December 31.

2.20 Statutory Insider: Any individual subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, and any other person so designated by resolution of the Board of Directors.

2.21 Stock: Those shares of common stock of VCC which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.

2.22 Subsidiary: Any United States corporation in an unbroken chain of corporations beginning with VCC each of which (other than the last corporation in the chain) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in such chain.


                                  ARTICLE III
                              SHAREHOLDER APPROVAL

3.1      PREVIOUS APPROVAL

         The Plan was approved by the shareholders on May 6, 1982.

3.2      SHAREHOLDER APPROVAL REQUIRED

         Without the approval of the shareholders of VCC, no amendment to this Plan shall:

         (i) increase the number of shares reserved under the Plan, other than as provided in Section 10.3;

         (ii) materially increase the benefits accruing to the Statutory Insiders under the Plan;

         (iii) change the method of determining the Exercise Price pursuant to Section 6.3 so that the Exercise Price is reduced for Statutory Insiders, other than as provided in Section 10.3; or

         (iv) make participation in the Plan available to any person who is not an Employee.

         Approval by shareholders must comply with applicable provisions of the corporate charter and bylaws of VCC and with Tennessee law prescribing the method and degree of shareholder approval required for issuance of corporate stock or options.





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                                   ARTICLE IV
                         ELIGIBILITY AND PARTICIPATION

4.1      CONDITIONS

         Each Employee shall become eligible to become a Participant on the Commencement Date for each Option Period if such Employee has been employed by the Employer for a continuous period of at least six (6) months prior to the Commencement Date. No Employee who is a Five-Percent Shareholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.

4.2      APPLICATION FOR PARTICIPATION

         Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, he shall complete such form and file it with his Employer prior to the Commencement Date for any Option Period after the Employee becomes eligible. The completed enrollment form shall indicate the amount of Employee contribution authorized by the Employee. The enrollment form shall remain in effect for each subsequent Option Period, and the Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limit of 20% of Normal Monthly Pay determined as described in Section 2.14), until the Participant discontinues his contributions or modifies his contribution rate in advance of the first day of any succeeding Plan Year pursuant to Section 5.2.

4.3      DATE OF PARTICIPATION

         All Employees who elect to participate shall be enrolled in the Plan commencing with the first paydate after the Commencement Date following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

4.4      ACQUISITION OR CREATION OF SUBSIDIARY

         If the stock of a corporation is acquired by VCC or another Employer so that the acquired corporation becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall automatically become an Employer and its Employees shall become eligible to participate in the Plan on the first Commencement Date after the acquisition or creation of the Subsidiary, as the case may be. Notwithstanding the foregoing, the Board of Directors may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer, (ii) specify that the acquired or newly created Subsidiary will become





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a participating Employer on a date other than the first Commencement Date after the acquisition or creation, or (iii) attach any conditions whatsoever to eligibility of the employees of the acquired or newly created Subsidiary.


                                   ARTICLE V
                              CONTRIBUTION ACCOUNT

5.1      EMPLOYEE CONTRIBUTIONS

         The enrollment form signed by each Participant shall authorize the Employer to deduct from the Participant's compensation an after-tax amount in an exact number of dollars during each payroll period at a rate not less than two dollars and fifty cents ($2.50) per week nor more than an amount which produces a monthly rate of contributions equal to twenty percent (20%) of the Participant's Normal Monthly Pay on the Commencement Date. The dollar amount deducted each payday shall be credited to the Participant's Contribution Account. Participant contributions will not be permitted to commence at any time during the Option Period other than on a Commencement Date. No interest will accrue on any contributions or on the balance in a Participant's Contribution Account.

5.2      MODIFICATION OF CONTRIBUTION RATE

         No change shall be permitted in a Participant's amount of withholding except upon the first day of any Plan Year, and then only if the Participant files a new enrollment form with the Employer in advance of the first day of the Plan Year designating the desired withholding rate. Notwithstanding the foregoing, a Participant may notify the Employer at any time that he wishes to discontinue his contributions. This notice shall be in writing and on such forms as provided by the Employer and shall become effective not more than thirty (30) days following its receipt by the Employer. Provided that contributions are not withdrawn pursuant to Section 5.3, the Participant may recommence his contributions at the same monthly rate at the beginning of any Option Period during the same Plan Year, subject to a special rule for Statutory Insiders provided in Section 5.4; and the Participant may change his monthly rate of contribution on the first day of the following or any subsequent Plan Year.

5.3      WITHDRAWAL OF CONTRIBUTIONS

         A Participant may elect to withdraw the balance of his Contribution Account at any time during the Option Period prior to the Exercise Date. The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by the Employer. If contributions are withdrawn in this manner, no further contributions during that Plan Year will be permitted and the participant will not be permitted to make any further lump sum contributions during that Plan Year pursuant to Section 5.5. A Participant whose contributions are withdrawn in this





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manner shall become eligible to recommence contributions on the first day of the following Plan Year, subject to a special rule for Statutory Insiders provided in Section 5.4.

5.4      SUSPENSION FOR STATUTORY INSIDER

         If a Statutory Insider discontinues his contributions hereunder, but does not withdraw the balance of his Contribution Account, such Statutory Insider shall not become eligible to recommence contributions until the first day of any Option Period occurring after the date which is six months subsequent to the date of his discontinuance of contributions. If a Statutory Insider discontinues his contributions hereunder and withdraws the balance of his Contribution Account, such person shall not become eligible to recommence contributions until the later of (i) the first day of the next Plan Year or
(ii) the first day of any Option Period occurring after the date which is six months subsequent to the date of withdrawal of the balance in his Contribution Account.

5.5      LUMP SUM CONTRIBUTIONS

         Subject to the limitation described in Section 5.6, a Participant who has not discontinued his contributions pursuant to Section 5.2 or elected to withdraw his contributions pursuant to Section 5.3 may make no more than one lump sum contribution during each Option Period. These lump sum contributions shall be paid by check by the Participant delivered at least fifteen (15) days prior to the Exercise Date and shall be credited to the Participant's Contribution Account.

5.6      LIMITATIONS ON CONTRIBUTIONS

         During each Option Period the total contributions by a Participant to his Contribution Account (including both contributions by payroll deduction pursuant to Section 5.3 and lump sum contributions pursuant to Section 5.5) shall not exceed twenty percent (20%) of the Participant's Normal Monthly Pay on the Commencement Date multiplied by three (3) months. If a Participant's total contributions should exceed this limit, the excess shall be returned to the Participant after the end of the Option Period, without interest.


                                   ARTICLE VI
                        ISSUANCE AND EXERCISE OF OPTIONS

6.1      RESERVED SHARES OF STOCK

         VCC has reserved two hundred thousand (200,000) shares of Stock for issuance upon exercise of the options granted under this Plan. Of that amount, one hundred fifteen thousand seven hundred fifty-nine (115,759) shares remain to be issued as of September 30, 1995.





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6.2      ISSUANCE OF OPTIONS

         On the Grant Date each Participant shall be deemed to receive an option to purchase Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the maximum limits specified in Section 6.6(a) and (b). All such options shall be automatically exercised on the following Exercise Date, except for options which are canceled when a Participant withdraws the balance of his Contribution Account or which are otherwise terminated under the provisions of this Plan.

6.3      DETERMINATION OF EXERCISE PRICE

         The Exercise Price of the options granted under this Plan for any Option Period shall be the lesser of:

         (i) eighty-five percent (85%) of the Closing Market Price of the Stock on the Grant Date, or

         (ii) eighty-five percent (85%) of the Closing Market Price of the Stock on the Exercise Date.

However, the Exercise Price cannot be less than the Minimum Issue Price, which is equal to the book value of the Stock on the first day of the Option Period. If the Minimum Issue Price is greater than the Closing Market Price of the Stock on the Exercise Date, the options granted for that Option Period shall automatically be null and void and the payroll deductions credited to the Participants' Contribution Accounts shall be returned.

6.4      PURCHASE OF STOCK

         On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has withdrawn all his contribution shall expire. The Contribution Account of each Participant shall be used to purchase the maximum number of whole shares of Stock determined by dividing the Exercise Price into the balance of the Participant's Contribution Account. Any money remaining in a Participant's Contribution Account representing a fractional share shall remain in his Contribution Account to be used in the next Option Period along with new contributions in the next Option Period; provided, however, that if the Participant cancels his participation for the next Option Period, the balance remaining shall be returned to him in cash.

6.5      TERMS OF OPTIONS

         Options granted under this Plan shall be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including but not






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limited to Section 423 of the Code, and shall contain such other provisions as the Employer shall from time to time approve and deem necessary.

6.6      LIMITATIONS ON OPTIONS

         The options granted hereunder are subject to the following limitations:

         (a) The maximum number of shares of Stock which may be purchased by any Participant on an Exercise Date shall be six hundred twenty-five (625) shares. This maximum number of shares shall be adjusted upon the occurrence of an event described in
                 Section 10.3.

         (b) No Participant shall be permitted to purchase during any calendar year Stock under this Plan (and any other plan of the Employer of Subsidiary which is qualified under Section 423 of the Code) having a market value in excess of $25,000 (as determined on the Grant Date for the Option Period during which each such share of Stock is purchased).

         (c) No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Shareholder.

         (d) No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant's lifetime only by him.

6.7      PRO-RATA REDUCTION OF OPTIONED STOCK

         If the total number of shares of Stock to be purchased under option by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants.

6.8      STATE SECURITIES LAWS

         Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State securities law applicable to the sale of Stock to such Participant. In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant's Contribution Account that would otherwise have been applied to the purchase of Stock.





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                                  ARTICLE VII
                          TERMINATION OF PARTICIPATION

7.1      TERMINATION OF EMPLOYMENT

         Any Employee who terminates employment with the Employer during an Option Period for any reason other than death or retirement at or after age 65 shall cease being a Participant immediately. The balance accumulated in the Participant's Contribution Account shall be paid to the Participant as soon as practicable after his termination. The option granted to such Participant shall be null and void from and after his termination of employment.

7.2      DEATH

         If a Participant should die while employed by the Employer, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant's Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant died. In the event no election to withdraw is made on or before the Exercise Date, the balance accumulated in the deceased Participant's Contribution Account shall be used to purchase shares of Stock in accordance with Section
6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the Participant's legal representative.

7.3      RETIREMENT

         If a Participant should retire from the employment of the Employer at or after attaining age 65, no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant retired. In the event no election to withdraw is made on or before the Exercise Date, the balance accumulated in the retired Participant's Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4, and any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant.


                                  ARTICLE VIII
                               OWNERSHIP OF STOCK

8.1      STOCK CERTIFICATES

         Certificates for Stock purchased through exercise of the options granted hereunder shall be issued as soon as practical after the Exercise Date. Certificates may be issued, at the request of the Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant's family, in trust to a trustee, to the Participant as custodian for the





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Participant's child under the Gift to Minors Act, or to the legal representative of a deceased Participant.

8.2      PREMATURE SALE OF STOCK

         If a Participant (or former Participant) sells or otherwise disposes of any shares of Stock obtained under this Plan

         (i) prior to two (2) years after the Grant Date of the option under which such shares were obtained, or

         (ii) prior to one (1) year after the Exercise Date on which such shares were obtained,

that Participant (or former Participant) must notify the Employer immediately in writing concerning such disposition.

8.3      TRANSFER RESTRICTIONS FOR STATUTORY INSIDERS

         No Statutory Insider shall sell, assign or otherwise transfer any shares of Stock acquired on any Exercise Date for a period of six months following such Exercise Date.


                                   ARTICLE IX
                          ADMINISTRATION AND AMENDMENT

9.1      ADMINISTRATION

         The Plan Administrator shall (i) administer the Plan and keep records of the Contribution Account balance of each Participant, (ii) interpret the Plan, and (iii) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration. The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.





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         9.2     AMENDMENT

         The Board of Directors of the Employer may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant's Contribution Account shall be paid to that Participant. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.2 shall become effective until and unless such amendment is approved by the shareholders of VCC.


                                   ARTICLE X
                                 MISCELLANEOUS

10.1     EXPENSES

         The Employer will pay all expenses of administering this Plan that may arise in connection with the Plan.

10.2     NO CONTRACT OF EMPLOYMENT

         Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

10.3     ADJUSTMENT UPON CHANGES IN STOCK

         The aggregate number of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable manner to reflect changes in the capitalization of VCC including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.





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10.4     EMPLOYER'S RIGHTS

         The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

10.5     LIMIT ON LIABILITY

         No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of VCC or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against VCC, an Employer, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.

10.6     GENDER AND NUMBER

         For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

10.7     GOVERNING LAW

         The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Tennessee, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the Treasury regulations promulgated thereunder.

10.8     HEADINGS

         Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.



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10.9     SEVERABILITY

         If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.


         IN WITNESS WHEREOF, the Employer has adopted this amended and restated Plan effective January 1, 1996.


Date: March 28, 1996             VOLUNTEER CAPITAL CORPORATION


                                 By:  /s/ R. Gregory Lewis
                                      ---------------------------------



                                  Title: Vice President, Chief Financial Officer
                                         ---------------------------------------

Attest:

    /s/ Mark A. Parkey
-----------------------------




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